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                                                                    EXHIBIT 5.01

                               Buchanan Ingersoll
                            PROFESSIONAL CORPORATION

                                   Attorneys

   Carl E. Rothenberger                      One Oxford Centre
   412-562-88826                             301 Grant Street, 20th Floor
                                             Pittsburgh, PA 15219-1410

                                             Telephone: 412-562-8800
                                             Fax: 412-562-1041

   October 13, 1999

Hyperion Communications Corporation
Main at Water Street
Coudersport, Pennsylvania 16915

   RE: Re: Hyperion Telecommunications, Inc.

Ladies and Gentlemen:

   We have acted as counsel to Hyperion Telecommunications, Inc., a Delaware corporation ("Hyperion" or the "Company"), in connection with the preparation of a Registration Statement on Form S-3, registering up to $1,500,000,000 in securities and to which this opinion is an exhibit (as amended and supplemented, the "Registration Statement"), including the form of prospectus included therein (as supplemented, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of: (i) debentures, notes and other debt securities in one or more series (the "Debt Securities") of Hyperion which may be senior debt securities or subordinated debt securities of Hyperion, (ii) shares of Preferred Stock, $.01 par value per share (the "Preferred Stock") of Hyperion issuable in series designated by the Board of Directors of Hyperion, (iii) depositary shares evidencing fractional interests in Preferred Stock, (iv) shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock") of Hyperion, (v) shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock") of Hyperion and (vi) other equity securities such as stock purchase contracts, rights to purchase equity securities, hybrid equity securities and any other type of interest in the Preferred Stock, Class A Common Stock and/or Class B Common Stock or other equity of Hyperion ("Other Equity Securities"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Class A Common Stock, the Class B Common Stock and the Other Equity Securities are collectively referred to herein as the "Securities." The Securities may be offered in combination or separately from time to time by the Company in amounts, at prices and on terms to be determined at the time or times of offering. The aggregate initial offering price of all of the Securities which
may be sold pursuant to the Prospectus will not exceed $                .

   This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

   Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the following opinion:
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   1. When (a) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate actions of the Company, and (b) Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee (the "Trustee") under the indenture (the "Indenture") pursuant to which the Debt Securities shall be issued and sold as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating to such Debt Securities and the Indenture, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

   2. When (a) the terms of the issuance and sale of the Preferred Stock and any Depositary Shares shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of the Preferred Stock and any Depositary Shares shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Preferred Stock, the Preferred Stock and any Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

   3. When (a) the terms of the issuance and sale of the Class A Common Stock shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of Class A Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Class A Common Stock, the Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

   4. When (a) the terms of the issuance and sale of the Class B Common Stock shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of Class B Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Class B Common Stock, the Class B Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

   5. When (a) the terms of the issuance and sale of the Other Equity Securities shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of the Other Equity Securities shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of the Other Equity Securities, the Other Equity Securities will be duly authorized, validly issued, fully paid and nonassessable.

   In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                             BUCHANAN INGERSOLL
                                             PROFESSIONAL CORPORATION
                                             By: /s/ Carl E. Rothenberger, Jr.
                                             Carl E. Rothenberger, Jr.